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                                                                    Exhibit 10.2

                          PLEDGE AND SECURITY AGREEMENT


         PLEDGE AND SECURITY AGREEMENT, dated as of July 31, 1998 made by and between Timothy J. Dhuyvetter, an individual with an address at 3006 Magnum Drive, San Jose, CA 95135-1040 (the "PLEDGOR"), in favor of SIPEX CORPORATION, a Massachusetts Corporation, having its principal place of business at 22 Linnell Street, Billerica, Massachusetts 01821 ("SIPEX") (the "Agreement").

         WHEREAS, that certain Pledge and Security Agreement dated July 31, 1997 is hereby canceled and superseded in its entirety by the Agreement.

         WHEREAS, the Pledgor is the beneficial owner of shares of the Common Stock, $.01 par value per share, of SIPEX (the "SHARES");

         WHEREAS, SIPEX has agreed to loan to the Pledgor $55,000 pursuant to this Agreement, and such loan is to be evidenced by a Promissory Note in the principal amount of $55,000, issued by the Pledgor in favor of SIPEX as of the date hereof and attached hereto as EXHIBIT A (the "NOTE");

         WHEREAS, the Pledgor's obligations arising under the Note and this Agreement are to be secured by certain Collateral (as defined herein); and

         WHEREAS, the obligation of SIPEX to advance said loan to the Pledgor under the Note is subject to the condition that the Pledgor execute and deliver this Agreement and grant the security interest hereinafter described.

         NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and to induce SIPEX to advance the loan to the Pledgor, the Pledgor hereby agrees with SIPEX as follows:

         SECTION 1. DEFINED TERMS. The following terms have the following meanings:

         "CODE" means the Uniform Commercial Code from time to time in effect in the Commonwealth of Massachusetts.

         "COLLATERAL" means the Pledged Stock and all Proceeds.

         "FORECLOSURE DATE" means any date on which SIPEX sends to the Pledgor a Foreclosure Notice.

         "FORECLOSURE NOTICE" means written notice that SIPEX may give to the Pledgor when an Event of Default occurs and is continuing, which notice shall state (i) that SIPEX is exercising its rights under this Agreement and (ii) the nature of the Event of Default.

         "OBLIGATIONS" means the unpaid principal of and interest on the Note and all other obligations and liabilities of the Pledgor to SIPEX, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under or in connection with the Note or this Agreement, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

         "PLEDGED STOCK" means the number of Shares that Pledgor may acquire, whether by stock option exercise or otherwise.

         "PROCEEDS" means all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof and, in any event, includes, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

         SECTION 2. PLEDGE; GRANT OF SECURITY INTEREST. The Pledgor hereby pledges to SIPEX the Pledged Securities and hereby grants to SIPEX a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.




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         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that:

                  (a) this Agreement has been duly executed by the Pledgor, and constitutes a valid and binding obligation of the Pledgor enforceable in accordance with its terms;

                  (b) no consent or authorization of, filing with, or other act by or with respect to, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any creditor of the Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

                  (c) the Pledgor will be the record and beneficial owner of any shares that become pledged securities after the date hereof, and the Shares will be (in the case of Shares acquired after the date hereof), free of any and all liens, pledges, security interests, encumbrances or options in favor of, or claims of, any other person, except the lien created by this Agreement.

         SECTION 4. COVENANTS. The Pledgor covenants and agrees with SIPEX that, from and after the date of this Agreement until the Obligations are paid in full:

                  (a) The Pledgor shall deliver within five (5) business days of acquisition of any Shares the stock certificate or certificates representing the Pledged Stock, together with an undated stock power or powers covering such certificate or certificates, duly executed in blank, and with, if SIPEX so requests, signature guaranteed.

                  (b) At any time and from time to time, upon the written request of SIPEX, and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as SIPEX may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to SIPEX, duly endorsed in a manner satisfactory to SIPEX, to be held as Collateral pursuant to this Agreement.

                  (c) The Pledgor agrees to pay, and to save SIPEX harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (d) The Pledgor shall not transfer, dispose of or otherwise alienate his rights in the Collateral, except that the Pledgor may at any time and from time to time sell a portion of the Shares, PROVIDED that upon completion of each sale of Shares, the Pledgor shall remit the proceeds of such sale to SIPEX in payment of the principal of the Note.

                  (e) Without the prior written consent of SIPEX, the Pledgor shall not create, incur or permit to exist any lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral or any interest therein.

         SECTION 5. CASH DIVIDENDS; VOTING RIGHTS. Until an Event of Default has occurred and SIPEX has given a Foreclosure Notice in accordance with Section 11 hereof to the Pledgor, the Pledgor shall be permitted to receive all cash dividends paid by SIPEX with respect to the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock.

         SECTION 6. DEFAULT. The occurrence of any Event of Default (as defined in the Note) shall constitute a default hereunder (an "EVENT OF DEFAULT").

         SECTION 7. RIGHTS OF SIPEX. (a) If an Event of Default occurs and SIPEX gives a Foreclosure Notice to the Pledgor (i) SIPEX shall have the right to receive any and all cash dividends paid with respect to the Pledged Stock and make application thereof to the Note in such order as it may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of SIPEX or its nominee, and SIPEX or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of





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shareholders of SIPEX or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the option or any shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of SIPEX, or upon the exercise by the Pledgor or SIPEX of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but SIPEX shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) SIPEX shall not be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (c) When the Obligations have been paid in full, the pledge of the Collateral shall cease, and the Collateral shall revert to the Pledgor free and clear of all liens securing any obligation or liability of the Pledgor to SIPEX, and SIPEX's rights, title, and interest therein shall cease and become void.

         SECTION 8. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise, nor any delay in exercising, on the part of SIPEX, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         SECTION 10. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Agreement, may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and SIPEX, PROVIDED that any provision of this Agreement may be waived by SIPEX in a letter or agreement executed by SIPEX in favor of the Pledgor and delivered to the Pledgor in accordance with Section 11. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of SIPEX and its successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts. Each party hereto consents to the jurisdiction of the state courts of the Commonwealth of Massachusetts and the United States courts for the District of Massachusetts with respect to the transactions contemplated hereby.

         SECTION 11. NOTICES. Notices under this Agreement may be given by express overnight courier service or by facsimile transmission, addressed to the parties hereto at their respective addresses set forth in the first paragraph to this Agreement and shall be effective when sent. Either party may change their respective addresses by written notice to the other party.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

         SECTION 13. OTHER AGREEMENTS. This Agreement replaces and supersedes that certain Pledge and Security Agreement dated July 31, 1997 by and between SIPEX and the Pledgor.




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         IN WITNESS WHEREOF, the undersigned has caused this Pledge and Security
Agreement to be duly executed and delivered as of the date first above.




                                 PLEDGOR:


                                 /s/ Timothy J. Dhuyvetter
                                 ---------------------------------
                                 Timothy J. Dhuyvetter



                                 SIPEX CORPORATION


                                 By: /s/ Frank R Dipietro
                                     -----------------------------------------
                                 Title: Executive Vice President Finance &
                                        Chief Financial Officer








































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